400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8349
Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Timothy Bonang
Manager of Investor Relations
(617) 796-8350
www.snhreit.com

Senior Housing Properties Trust Announces Results for the Period Ended March 31, 2007

Newton, MA (May 1, 2007): Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter ended March 31, 2007, as follows:

Results for the quarter ended March 31, 2007:

Net income for the quarter ended March 31, 2007, was $17.5 million, or $0.22 per share, compared to net income of $10.5 million, or $0.15 per share, for the quarter ended March 31, 2006. Net income for the quarter ended March 31, 2007, includes a loss on early extinguishment of debt of $2.0 million related to the purchase and retirement of $20.0 million of SNH’s 8 5/8% senior notes due 2012. Net income for the same quarter in 2006, includes a loss on early extinguishment of debt of $5.2 million related to the $52.5 million redemption of SNH’s 7 7/8% senior notes due 2015.

Funds from operations (FFO) for the quarter ended March 31, 2007, was $31.0 million, or $0.38 per share. FFO includes a loss on early extinguishment of debt paid in cash of $1.8 million related to the purchase and retirement of the senior notes due 2012 described above. This compares to FFO for the quarter ended March 31, 2006 of $23.5 million, or $0.33 per share. FFO for the quarter ended March 31, 2006, includes a $4.1 million loss for the cash premium paid for partial redemption of the senior notes due 2015 described above.

The weighted average number of common shares outstanding totaled 80.8 million and 71.8 million for the quarters ended March 31, 2007 and 2006, respectively.

Conference Call:

On Tuesday, May 1, 2007, at 1:00 p.m. EST, David J. Hegarty, president and chief operating officer, and Richard A. Doyle, treasurer and chief financial officer, will host a conference call to discuss the results for the first quarter ended March 31, 2007. The conference call telephone number is 1-800-819-9193. Participants calling from outside the United States and Canada should dial 913-981-4911. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through midnight Monday, May 7, 2007. To hear the replay, dial 719-457-0820. The replay pass code is 5181204.

A live audio web cast of the conference call will also be available in listen only mode on the SNH web site. Participants wanting to access the webcast should visit the web site about five minutes before the call. The archived webcast will be available for replay on the SNH web site for about one week after the call.

Supplemental Data:

A copy of SNH’s First Quarter 2007 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

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Senior Housing Properties Trust is a real estate investment trust, or REIT, that owns 196 senior living properties located in 32 states. SNH is headquartered in Newton, Massachusetts.

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Senior Housing Properties Trust
Financial Information
(in thousands, except per share data)

Income Statement:

	Quarter Ended March 31,
	2007	2006
Revenues:
Rental income	$44,301	$40,823
Interest and other income	451	346
Total revenues	44,752	41,169
Expenses:
Interest	9,893	11,371
Depreciation	11,595	10,731
General and administrative	3,716	3,400
Loss on early extinguishment of debt(1)	2,026	5,207
Total expenses	27,230	30,709
Net income	$17,522	$10,460

Weighted average shares outstanding	80,815	71,812
Per share data:
Net income	$0.22	$0.15

Balance Sheet:

	At March 31, 2007	At December 31, 2006
Assets
Real estate properties	$1,824,002	$1,814,358
Less accumulated depreciation	288,102	276,507
	1,535,900	1,537,851
Cash and cash equivalents	17,358	5,464
Restricted cash	2,620	2,435
Deferred financing fees, net	7,454	8,173
Other assets	27,600	30,851
Total assets	$1,590,932	$1,584,774

Liabilities and Shareholders’ Equity
Unsecured revolving bank credit facility	$-	$112,000
Senior unsecured notes, net of discount	321,765	341,673
Secured debt and capital leases	90,977	91,412
Total debt	412,742	545,085
Other liabilities	15,167	20,223
Total liabilities	427,909	565,308
Shareholders’ equity	1,163,023	1,019,466
Total liabilities and shareholders’ equity	$1,590,932	$1,584,774

(1)
In January 2007, we purchased and retired $20.0 million of our 8 5/8% senior notes due 2012 and paid a premium of $1.8 million and wrote off $276,000 of deferred financing fees and unamortized discount related to these senior notes. In January 2006, we redeemed $52.5 million of our 7 7/8% senior unsecured notes and paid a $4.1 million redemption premium and wrote off $1.1 million of deferred financing fees and unamortized discount related to these senior notes.

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Senior Housing Properties Trust
Funds from Operations
(in thousands, except per share data)

Calculation of Funds from Operations (FFO) (1):

	Quarter Ended March 31,
	2007	2006
Net income	$17,522	$10,460
Add: Depreciation expense	11,595	10,731
Loss on early extinguishment of debt	2,026	5,207
Deferred percentage rent(2)	1,600	1,259
Less: Loss on early extinguishment of debt settled in cash(3)	(1,750)	(4,134)
FFO	$30,993	$23,523

Weighted average shares outstanding	80,815	71,812

FFO per share	$0.38	$0.33
Distributions declared	$0.34	$0.32

(1)

We compute FFO as shown in the calculation above. This calculation begins with income from continuing operations or, if that amount is the same as net income, with net income. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include deferred percentage rent in FFO as discussed in Note 3 below and we exclude loss on early extinguishment of debt not settled in cash from FFO. We consider FFO to be an appropriate measure of performance for a real estate investment trust, or REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on sale of properties, FFO can facilitate comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with U.S. generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(2)

Our percentage rents are generally calculated on an annual basis. We recognize percentage rental income received during the first, second and third quarters in the fourth quarter when all contingencies related to percentage rents are satisfied. Although recognition of revenue is deferred until the fourth quarter, for purposes of calculating net income, the calculation of FFO for the first three quarters includes estimated amounts with respect to those periods. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(3)

FFO for the quarter ended March 31, 2007, includes $1.8 million loss for the cash premium paid for our retirement of $20.0 million of our 8 5/8% senior notes due 2012. FFO of the quarter ended March 31, 2006, includes $4.1 million loss for the cash premium paid for our redemption of $52.5 million of our 7 7/8% senior notes due 2015.

(END)

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